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                                                                    EXHIBIT 99.1

                               FORM OF K N PROXY
                                    [FRONT]

       PROXY FOR SPECIAL SHAREHOLDERS MEETING                     , 1994

The undersigned hereby appoints Charles W. Battey, Larry D. Hall and William S. Garner, Jr. and each of them proxies (to act by majority decision if more than one shall act), with full power of substitution, to vote all shares of stock of K N Energy, Inc., which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at the Stouffer
Concourse Hotel, 3801 Quebec Street, Denver, Colorado on                     ,
1994 at 10:00 a.m., Mountain Time, and at any adjournment thereof, upon the matters described in the accompanying Joint Proxy Statement and Prospectus and upon other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote as instructed on the mattes set forth below and otherwise at their discretion. Receipt of a copy of the Notice of said meeting and Joint Proxy Statement and Prospectus is hereby acknowledged. The Board of Directors recommends a vote "for" the adoption of both proposed amendments to K N's Restated Articles of Incorporation and a vote "for" the issuance of up to 14,000,000 shares of Company Common Stock pursuant to the Merger Agreement.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" THE ADOPTION OF BOTH PROPOSED AMENDMENTS TO K N'S RESTATED ARTICLES OF INCORPORATION AND A VOTE "FOR" THE ISSUANCE OF UP TO 14,000,000 SHARES OF COMPANY COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

Please mark your proxy, date, sign, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

                                     -OVER-

                                     [BACK]

     1. Adoption of amendment to K N Energy, Inc.'s Restated Articles of Incorporation, as amended, increasing the maximum number of directors of K N from 14 to 15.

               [  ] FOR            [  ] AGAINST            [  ] ABSTAIN

     2. Adoption of amendment to K N Energy, Inc.'s Restated Articles of Incorporation, as amended, increasing its authorized Common Stock from 25,000,000 shares to 50,000,000 shares.

               [  ] FOR            [  ] AGAINST            [  ] ABSTAIN

     3. Approval of the issuance and reservation for issuance by K N Energy, Inc. of up to 14,000,000 shares of its Common Stock pursuant to an Agreement of Merger dated as of March 24, 1994, among K N Energy, Inc., KNE Acquisition Corporation and American Oil and Gas Corporation.

            [  ] FOR            [  ] AGAINST            [  ] ABSTAIN

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R        NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as custodian, attorney,
O        executor, administrator, trustee, etc., please give your full title as such. All joint owners
X        should sign this proxy. If account is registered in the name of a corporation, partnership or other
Y        entity, a duly authorized individual must sign on its behalf and give title.
Signature(s)                            Date            Signature(s)                            Date
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